UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 18, 2022
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note Purchase Agreement

On May 18, 2022, Littelfuse, Inc. (the “Company”) entered into a Note Purchase Agreement with the note purchasers listed on the signature pages thereto (the “2022 Purchase Agreement”), pursuant to which the Company will issue and sell $100 million in aggregate principal amount of the Company’s 4.33% Senior Notes due June 30, 2032 (the “Senior Notes”).  The issuance will occur on or prior to October 31, 2022, subject to satisfaction of customary closing conditions, including obtaining all regulatory and other approvals required for the consummation of the acquisition of 100% of the issued and outstanding units of BEIT Holdings, LLC, a Delaware limited liability company that owns the business of C&K Switches (the “Acquisition”).

The Senior Notes were offered to qualified institutional buyers and institutional accredited investors in the United States in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes have not been registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from these registration requirements.

Interest Rate

The applicable interest rate for the Senior Notes will be (i) 4.33% if the issuance occurs on or prior to July 31, 2022, (ii) 4.35% if the issuance occurs after July 31, 2022, and no later than August 31, 2022, (iii) 4.37% if the issuance occurs after August 31, 2022, and no later than September 30, 2022, or (iv) 4.39% if the issuance occurs after September 30, 2022, and no later than October 31, 2022.  Interest on the Senior Notes will be payable semiannually on June 30 and December 30, commencing on the first such date occurring after the issuance. Interest on the Senior Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Ranking

The Senior Notes are general unsecured senior obligations and rank equal in right of payment with all existing and future unsecured unsubordinated indebtedness of the Company.

Certain Covenants and Events of Defaults

The Senior Notes are subject to certain customary covenants, including limitations on the Company’s and its subsidiaries’ ability, with certain exceptions, to engage in mergers, consolidations, asset sales and transactions with affiliates, to engage in any business that would substantially change the general business of the Company and its subsidiaries, and to incur liens. The 2022 Purchase Agreement also contains financial covenants that, among other things, require the Company to maintain a consolidated net leverage ratio of not more than 3.5 to 1.0 (4.0 to 1.0 for four consecutive fiscal quarters immediately following certain acquisitions) and an interest coverage ratio of not less than 3.0 to 1.0 for any fiscal quarter, and limits the Company from permitting its priority debt to exceed 25% of its consolidated total assets for any fiscal quarter. If the consolidated net leverage ratio exceeds 3.5 to 1.0 as described above, the interest rate on the Senior Notes will be increased by 0.75% until such time that the consolidated net leverage ratio is again less than 3.5 to 1.0.  The 2022 Purchase Agreement provides that if certain other material credit facilities of the Company or its Subsidiaries include provisions related to a leverage ratio or an interest coverage ratio more favorable to the lenders than those under the 2022 Purchase Agreement, such provisions will be incorporated into the 2022 Purchase Agreement.

The 2022 Purchase Agreement contains customary events of default, including payment defaults, cross defaults with certain other indebtedness, breaches of covenants, certain final judgments for payment and bankruptcy events. Upon the occurrence of certain events of default, all of the Senior Notes will be immediately due and payable, and upon the occurrence of certain other events of default, all of the Senior Notes may be declared immediately due and payable.

Prepayments

The Company may redeem the Senior Notes upon the satisfaction of certain conditions and the payment of a make-whole amount to noteholders, and is required to offer to repurchase the Senior Notes at par following certain events, including a change of control or a failure to consummate the Acquisition within 5 business days following the issuance of the Senior Notes.

The foregoing summary of the 2022 Purchase Agreement and the Senior Notes is qualified in its entirety by reference to the full text of each of the forms of the Senior Notes, copies of which are filed herewith as Exhibit 4.1 and incorporated by reference herein, and the 2022 Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Subsidiary Guaranty Agreement

On or prior to October 31, 2022, in connection with the 2022 Purchase Agreement, Carling Technologies, Inc., Hartland Controls Holding Corp., Hartland Controls, L.L.C. IXYX Buckeye, LLC, IXYS Integrated Circuits Division, LLC, IXYS Long Beach, Inc., IXYS USA, LLC, IXYS, LLC, LFUS LLC, Littelfuse Commercial Vehicle, LLC, Littelfuse Holding, LLC, Littelfuse International Holding, LLC, Littelfuse Mexico Holding LLC, Monolith Semiconductor Inc., Pele Technology, Inc., Reaction Tech RE, LLC, Reaction Technology Epi, LLC, Reaction Technology Incorporated, Symcom, Inc. and Zilog, Inc., each a wholly-owned subsidiary of the Company (the “Guarantors”), will enter into a Subsidiary Guaranty Agreement (the “Guaranty Agreement”), pursuant to which the Guarantors will agree, jointly and severally, to guarantee the due and punctual payment in full of the Senior Notes.

The foregoing summary of the Guaranty Agreement is qualified in its entirety by reference to the full text of the Guaranty Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Amendments to Note Purchase Agreements

Concurrently with the execution of the Note Purchase Agreement, (i) the Company, the Guarantors, and the institutions signatories thereto, entered into the First Amendment to Note Purchase Agreement (the “2016 Purchase Agreement Amendment”), amending that certain Note Purchase Agreement, dated as of December 8, 2016, among Littelfuse, Inc. and note purchasers listed on the signature pages thereto (the “2016 Note Purchase Agreement”), (ii) the Company, Littelfuse Netherland C.V., a wholly-owned subsidiary of the Company (“Littelfuse Netherland,” and together with the Company, the “Companies”), the Company, as guarantor, the Guarantors, and the institutions signatories thereto, entered into the First Amendment to Note Purchase Agreement (the “2016 Cross Border Note Purchase Agreement Amendment”), amending the Note Purchase Agreement, dated as of December 8, 2016, among the Companies and the note purchasers listed on the signature pages thereto (the “2016 Cross Border Purchase Agreement”), and (iii) the Company, the Guarantors, and the institutions signatories thereto, entered into the First Amendment to Note Purchase Agreement (the “2017 Purchase Agreement Amendment” and together with the 2016 Purchase Agreement Amendment and the 2016 Cross Border Purchase Agreement Amendment, the “Purchase Agreement Amendments”), amending that certain Note Purchase Agreement, dated November 15, 2017, among Littelfuse, Inc. and note purchasers listed on the signature pages thereto (the “2017 Note Purchase Agreement” and together with the 2016 Note Purchase Agreement and the 2016 Cross Border Note Purchase Agreement, the “Prior Purchase Agreements”).

Pursuant to the Purchase Agreement Amendments, the Prior Purchase Agreements were amended to, among other things, update certain terms, including financial covenants to be consistent with the terms of the 2022 Purchase Agreement.

Specifically, after giving effect to the Purchase Agreement amendments, the financial covenants in the Prior Purchase Agreements, among other things, require the Company to maintain a consolidated net leverage ratio of not more than 3.5 to 1.0 (4.0 to 1.0 for four consecutive fiscal quarters immediately following certain acquisitions) and an interest coverage ratio of not less than 3.0 to 1.0 for any fiscal quarter, and limits the Company from permitting its priority debt to exceed 25% of its consolidated total assets for any fiscal quarter.  The net leverage ratio calculation was also revised to allow the Company to reduce the amount of debt, for purposes of the calculation, by up to $400 million of cash held in the U.S.

The Purchase Agreement Amendments also increase the maximum amount of foreign assets that may be subject to liens securing indebtedness of the Company’s foreign subsidiaries and increases certain thresholds for determining Events of Default, consistent, in each case, with the terms of the 2022 Purchase Agreement.  Additionally, the amendments update the definition of Consolidated EBITDA to allow the Company to add acquisition and integration expenses of up to 15% of Consolidated EBITDA to Consolidated Net Income for purposes of calculating Consolidated EBITDA.

The foregoing summary of the Purchase Agreement Amendments is qualified in its entirety by reference to the full text of the Purchase Agreement Amendments, which are filed herewith as Exhibit 10.3, 10.4, and 10.5 and incorporated by reference herein

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of 4.33% Senior Note due June 30, 2032 (included in Exhibit 10.1 hereto).

10.1	Note Purchase Agreement, dated May 18, 2022, among Littelfuse, Inc. and note purchasers listed on the signature pages thereto.

10.2
Form of Subsidiary Guaranty Agreement, to be entered into by Carling Technologies, Inc., Hartland Controls Holding Corp., Hartland Controls, L.L.C. IXYX Buckeye, LLC, IXYS Integrated Circuits Division, LLC, IXYS Long Beach, Inc., IXYS USA, LLC, IXYS, LLC, LFUS LLC, Littelfuse Commercial Vehicle, LLC, Littelfuse Holding, LLC, Littelfuse International Holding, LLC, Littelfuse Mexico Holding LLC, Monolith Semiconductor Inc., Pele Technology, Inc., Reaction Tech RE, LLC, Reaction Technology Epi, LLC, Reaction Technology Incorporated, Symcom, Inc. and Zilog, Inc. in favor of the note purchasers and the other holders.

10.3	First Amendment to 2016 Note Purchase Agreement, dated May 18, 2022, among Littelfuse, Inc., certain subsidiary guarantors, and the institutions party thereto.

10.4	First Amendment to 2016 Cross Border Note Purchase Agreement, dated May 18, 2022, among Littelfuse Netherland C.V., Littelfuse, Inc., certain subsidiary guarantors, and the institutions party thereto.

10.5	First Amendment to 2017 Note Purchase Agreement, dated May 18, 2022, among Littelfuse, Inc., certain subsidiary guarantors, and the institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.

DATE: May 19, 2022	By:	/s/ Ryan K. Stafford
	Name:	Ryan K. Stafford
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary